         FIRST AMENDMENT TO THIRD AMENDED AND RESTATED LOAN AGREEMENT
                    AND FIRST AMENDMENT TO PLEDGE AGREEMENT

  THIS FIRST AMENDMENT TO THIRD AMENDED AND RESTATED LOAN AGREEMENT AND FIRST AMENDMENT TO PLEDGE AGREEMENT (the "First Amendment") dated as of the 1st day of June, 1995, is entered into by and between ROTECH MEDICAL CORPORATION, a Florida corporation, 4506 L.B. McLeod Road, Orlando, Florida 32811 (the "Borrower") and SUN BANK, NATIONAL ASSOCIATION, a national banking association, 200 South Orange Avenue, Orlando, Florida 32801 (the "Bank").

                             W I T N E S S E T H:
                             -------------------

  WHEREAS, the Borrower and the Bank heretofore entered into that certain Third Amended and Restated Loan Agreement dated as of August 10, 1994 (the "Loan Agreement"), pursuant to which the Bank agreed, among other things, to extend to the Borrower a revolving line of credit loan in the maximum principal amount of $50,000,000.00 (the "Loan") for the purposes set forth in the Loan Agreement; and

  WHEREAS, the Borrow has requested the Bank to increase the Loan by $25,000,000.00 to a maximum principal amount of $75,000,000.00, to modify certain financial covenants and ratios contained in the Loan Agreement and to modify certain other provisions set forth in the Loan Agreement and the Bank has agreed to do so subject to the additional conditions, limitations and requirements hereinafter set forth in this First Amendment; and

  WHEREAS, in connection with securing the obligations of the Borrower provided for in the Loan Agreement, the Borrower and the Bank heretofore entered into that certain Pledge Agreement dated August 10, 1994 (the "Pledge Agreement"); and

  WHEREAS, the Borrower and the Bank desire and have agreed to modify the provisions of the Pledge Agreement in order to modify certain definitions contained in the Pledge Agreement and to confirm and reaffirm their respective obligations under the Pledge Agreement.

  NOW, THEREFORE, for and in consideration of the mutual premises contained herein and for other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged, the parties hereto do hereby agree as follows:

  1.  Amendments to Loan Agreement. The Loan Agreement is hereby amended as
      ----------------------------
follows:

          (a)  The definition of the term "Agent Fee" is hereby added to Section
1.1 of the Loan Agreement in the proper alphabetical order, as follows:

               "`Agent Fee' shall mean the annual fee
          payable by the Borrower to the Bank to compensate the Bank for services performed by it in connection with the Bank's effort to obtain participants for the Loan. The amount of such Agent Fee shall be .05% (five basis points) of the average principal balance of the Loan which has been outstanding during (i) the period beginning June 1, 1995, and ending on July 31, 1995, in the case of the payment due on August 1, 1995 and (ii) the Company's most recently concluded fiscal year in the case of subsequent payments. The Agent Fee shall be due and payable annually, commencing August 1, 1995 and on each August 1 thereafter during the term of the Loan."

          (b) The definition of the term "Funded Debt to EBITDA" is hereby added to Section 1.1 of the Loan Agreement in the proper alphabetical order, as follows:

               "`Funded Debt to EBITDA' shall mean the ratio of the Borrower's Funded Debt to its EBITDA."

          (c) The definition of the term "Funded Debt to Tangible Net Worth Ratio" contained in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

               "`Funded Debt to Total Capital Ratio' shall mean the ratio of the Borrower's Funded Debt to its Total Capital."

          (d)  The definition of the term "EBITDA" is hereby added to Section
1.1 of the Loan Agreement, in the proper alphabetical order, as follows:

               "`EBITDA' shall mean, for any period, Net
          Income, increased by the sum of (i) Interest
          Expense for such period, (ii) Income Tax Expense for such period, (iii) depreciation for such period and (iv) amortization for such period."

          (e) The definition of the term "Increase Commitment Fee" is hereby added to Section 1.1 of the Loan Agreement in the proper alphabetical order, as follows:

               "`Supplemented Facility Fee' shall mean a one-time fee in the
                 -------------------------
          amount of $20,812.00 for the increase of the maximum amount available for borrowing in respect of the Loan from $50,000,000.00 to $75,000,000.00, and shall be payable and is deemed to have been earned as of the date that the Borrower executes and delivers to the Bank the promissory note or notes evidencing such increase."

          (f)  The definition of the term "Net Worth" is hereby added to Section
1.1 of the Loan Agreement in the proper alphabetical order, as follows:

               "`Net Worth' shall mean, for any period, the net worth of the
                 ---------
          Borrower, determined in accordance with GAAP."

          (g)  The definition of the term "Revolving Period" contained in
Section 1.1 of the Loan Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

               "`Revolving Period' shall mean the period of time commencing on
                 ----------------
          the date of the Original Loan Agreement and ending on (i) the occurrence of an Event of Default, or (ii) January 1, 1997, or (iii) such later date as the Bank may in its absolute discretion agree to in writing, whichever first occurs."

          (h)  The definition of the term "Total Capital" is hereby added to
Section 1.1 of the Loan Agreement in the proper alphabetical order, as follows:

               "`Total Capital' shall mean the sum of Borrower's Funded Debt and
                 -------------
          its consolidated Net Worth."

          (i)  The definition of the term "Working Capital Loan" contained in
Section 1.1 of the Loan Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

               "`Working Capital Loan' shall mean the Working Capital Loan or
                 --------------------
          Loans up to but not exceeding the principal amount of $75,000,000.00 made to the Borrower by the Bank pursuant to and in accordance with the terms of this Agreement."

          (j) The first sentence of Section 2.1 of the Loan Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

          "The Bank agrees from time to time during the Revolving Period to lend to the Borrower, upon the Borrower's request, up to the aggregate principal amount of $75,000,000.00 on the terms and conditions set forth herein."

          (k) Paragraph (b) of Section 2.2 of the Loan Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

               "(b) if the LIBOR Rate Option is selected, then at a rate of interest of per annum equal to:

                    (i) LIBOR plus 70 basis points (0.70%) for the first $20,000,000 advanced to the Borrower hereunder; and

                    (ii) LIBOR plus 82.5 basis points (0.825%) for any Advances hereunder after the first $20,000,000.

          (l) Paragraph (b) of Section 2.8 of the Loan Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

               "(b) The entire unpaid principal balance together with accrued interest shall be due and payable in full on the earlier of (i) the termination of the Revolving Period, or (ii) such later date as the Bank, in its sole discretion, may agree to in writing."

          (m) Paragraph (q) of Section 4.1 of the Loan Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

               "(q) Funded Debt to Total Capital Ratio.  At all times during the
                    ----------------------------------
          term of this Agreement, the Borrower's Funded Debt to Total Capital Ratio shall not exceed 0.50:1, tested quarterly."

          (n) Paragraph (r) of Section 4.1 of the Loan Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

               "(r) Current Ratio.  At all times during the term of this
                    -------------
          Agreement, the ratio of the Borrower's Current Assets to its Current

          Liabilities shall be equal to or greater than 1.1:1, tested quarterly."

          (o) Paragraph (t) of Section 4.1 of the Loan Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

               "(t) Minimum Net Worth.  At all times during the
                    -----------------
          term of this Agreement, the Borrower's Net Worth shall be equal to or greater than $85,000,000.00, plus (i) fifty percent (50%) of its Net Income for each fiscal year of the Borrower, commencing with the fiscal year ending July 31, 1995, plus (ii) one hundred percent (100%) of the net proceeds of any equity offering or subordinated debt issue, tested quarterly."

          (p) Paragraph (z) is hereby added to Section 4.1 of the Loan Agreement as follows:

               "(t) Funded Debt to EBITDA Ratio.  At all
                    ---------------------------
          times during the term of this Agreement, the Borrower's Funded Debt to EBITDA Ratio shall not exceed 3.0:1, tested quarterly, computed on a rolling four-quarter basis, based on information contained in the Borrower's current financial statement and financial statements for the Borrower's preceding three quarters."

          (q) Paragraph (aa) is hereby added to Section 4.1 of the Loan Agreement as follows:

               "(aa)  Malpractice Suits.  The Borrower
                      -----------------
          shall promptly advise the Bank in writing of the threatened or actual filing of malpractice litigation against the Borrower or any of its Subsidiaries. Such notice shall be given to the Bank no later than thirty (30) Days after the Borrower or the applicable Subsidiary becomes aware of the threat of filing or actual filing of any such malpractice litigation. The Borrower shall provide the Bank with all information and documentation requested by the Bank relating to any such threatened or actual malpractice suits."

          (r) Section 5.11 of the Loan Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

               "SECTION 5.11  Payment of Loan Fees.  The Bank shall have
                              --------------------
               received the Facility Fee, the Supplemental Facility Fee and each installment of the Agent Fee, as and when due."

               (s) All references in the Loan Agreement to the term "Funded Liabilities" are hereby deleted and replaced with a reference to the term "Funded Debt".

     2.  Amendments to Pledge Agreement.  The Pledge Agreement shall be amended
         ------------------------------
as follows:

          (a) The definition of the term "Promissory Note" contained in paragraph 1 of the Pledge Agreement is hereby deleted in its entirety and, in lieu thereof, the following is substituted:

          "`Promissory Note' shall mean the Working Capital Note, as defined in
            ---------------
          the Loan Agreement, and all amendments, supplements, renewals or replacements thereof."

     3.  Conditions Precedent.  As conditions precedent to the Bank increasing
         --------------------
and modifying the Loan, the Borrower shall:

          (a)  pay to the Bank the Supplemental Facility Fee;

          (b) provide the Bank with a written opinion of its counsel in form and content acceptable to the Bank; and

          (c) execute and deliver any other loan documents requested or required by the Bank in connection herewith.

     4.  Representations and Warranties.  The Borrower hereby reaffirms all of
         ------------------------------
the representations and warranties contained in the Loan Agreement and the Pledge Agreement as though made and given in connection with the execution and delivery of this First Amendment and further certifies that all such representations and warranties are true and correct on and as of the date hereof.

     5.  Ratification.  Except for any modification of and/or amendment to the
         ------------
Loan Agreement and the Pledge Agreement as herein provided, no other term, condition or provision of the Loan Agreement or the Pledge Agreement shall be considered to be altered or amended, and this First Amendment shall not be considered a novation. The Borrower and the Guarantors agree that the amounts extended by the Bank to the Borrower hereunder are absolutely and unconditionally due and owing to the Bank, and are not subject to any claims, counterclaims, defenses or other rights of offset whatsoever.

     6.   Complete Agreement.  This First Amendment constitutes the complete
          ------------------
agreement between the parties hereto and incorporates all prior discussions, agreements and representations made in regard to the matters set forth herein.

     7.   Joinder.  Each of the Subsidiaries hereby joins in this First
          -------
Amendment, as a Subsidiary and a Guarantor, by executing the Joinder and Consent of Subsidiaries and Guarantors attached hereto.

     8.   Capitalized Terms.  Capitalized terms used in this First Amendment
          -----------------
shall have the meanings assigned to them in the Loan Agreement unless the context hereof clearly dictates otherwise.

     IN WITNESS WHEREOF, the Bank and the Borrower have caused this First Amendment to be executed by their respective duly authorized officers as of the date first above written.

ATTEST                              ROTECH MEDICAL CORPORATION


/s/ Stephen P. Griggs               By: /s/ Rebecca R. Irish
-----------------------------          -------------------------------
Stephen P. Griggs                      Rebecca R. Irish
Title: President                       Treasurer

       (CORPORATE SEAL)

                                     SUN BANK, NATIONAL ASSOCIATION


                                     By: /s/ Randy P. Chesak,
                                        ------------------------------
                                        Randy P. Chesak,
                                        Vice President